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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Intermedia Communications, Inc. for the registration of 937,500 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1996, with respect to the consolidated financial statements of Intermedia Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated March 8, 1996, with respect to the financial statements of the Telecommunications Division of EMI Communications, Inc. for the fiscal years ended July 31, 1995 and 1994, included in the Current Report (Form 8-K/A) dated July 12, 1996, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP


Tampa, Florida
July 11, 1996